Riley Permian Announces Increase in Borrowing Base

OKLAHOMA CITY, October 14, 2021 -- Riley Exploration Permian, Inc. (NYSE American: REPX) ("Riley Permian", the "Company", “we” or “our”), today announced that it has entered into an amendment to its senior secured revolving credit facility ("Credit Facility") under which the borrowing base and elected commitments of the lenders party thereto have been increased from $135 million to $175 million in connection with its regularly scheduled semi-annual redetermination.

Bobby Riley, Riley Permian’s Chairman and CEO, commented, “We’re pleased to announce the increase in our borrowing base and liquidity profile. We appreciate the continued support of our existing lenders and are excited to welcome new lenders to our expanding banking syndicate. This increase in our borrowing base follows a period of continued development activity, which led to growth in our proved reserves, and, in conjunction with rising commodity prices, to overall increased reserve value.”

About Riley Exploration Permian, Inc.
Riley Permian is an independent oil and natural gas company focused on steadily growing its reserves, production and cash flow per share through the acquisition, exploration, development and production of oil, natural gas, and natural gas liquids in the Permian Basin. For more information please visit www.rileypermian.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of federal securities laws. All statements, other than historical facts, that address activities that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management's current beliefs, based on currently available information, as to the outcome and timing of future events, including the current industry and macroeconomic conditions, commodity price volatility, production levels, the impact of the recent presidential and congressional elections on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, future dividends, production, drilling and capital expenditure plans, need for financing, competitive position, growth potential, severe weather conditions (including the impact of the recent severe winter storms on production volumes), impact of impairment charges, price and availability of CO2, and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of the Company.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the risk that the Company may reduce, suspend or totally eliminate dividend payments in the future, whether variable or fixed, due to insufficient liquidity or other factors, potential adverse reactions or changes to the business or operations of the Company resulting from the recently completed merger, including the Company's future financial condition, results of operations, strategy and plans; changes in capital markets and the ability of the Company to finance operations in the manner expected; the risk that the Company's EOR and CCUS projects may not perform as expected or produce the anticipated benefits; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the consummation of the merger.
Additional factors that could cause results to differ materially from those described above can be found in Riley Permian's Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Reports on Form 10-Q, as well as in the Registration Statement on Form S-4 filed by the Company with the SEC and declared effective by the SEC on February 2, 2021, each of which is on file with the SEC and available from the Company's website at www.rileypermian.com under the "Investor" tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Source: Riley Exploration Permian, Inc.